SUPPLEMENTAL INFORMATION



ENCLOSED HEREWITH ARE FOUR COPIES OF THE FOLLOWING WHICH WILL BE MAILED TO OUR SHAREHOLDERS:

1.  Letter from the Chairman and CEO.

2.  Selected Financial Information.

3.  Audited Financial Statements with Accountants' Report.

4.  Notice of Annual Shareholders' Meeting.

5.  Proxy.



March 31, 1997


To our shareholders:

     The Company had earnings of $3,570,000 for the year ended December 31, 1996, with an ROA of .82% and ROE of 7.66%. Total assets at December 31, 1996 were $452,061,000. Total shareholders' equity was $46,977,000 at December 31, 1996 or a book value of $11.75 per share of common stock outstanding, with an equity to total assets ratio of 10.39%. On October 19, 1996, the Company paid a special dividend of $.20 per share to celebrate 20 years of ownership of the Company by the existing shareholder group. Total dividends paid for the year were at $.44 per share.

     Our Company continues to use a conservative approach to doing business through our underwriting practices and philosophy.
Loan loss reserves at December 31, 1996 were $6,778,000 representing a ratio of reserves to loans, net of unearned income of 2.44%. Our reserves were 6.46 times greater than the $1,049,000 of nonperforming assets at December 31, 1996.

      During 1996, we have enjoyed a full year of processing with our outsourcing Company which has enabled our officers and employees to concentrate on doing banking business and serving our customers. This is in continuation of our commitment to maintain state-of-the-art delivery systems for our customers. Our Company serves Bartow, Gordon, Whitfield and surrounding counties, which our staff, managment and the Board of Directors believe to be one of the most progressive areas within the growing Southeast region of our country. It is our intention to be a part of the progressive movement to maximize the return on your investment in the Company.




                         ___________________________________
                         Kenneth E. Boring, Chairman and CEO

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                         Hardwick Holding Company
                             Hardwick Square
                           Post Office Box 1367
                       Dalton, Georgia  30722-1367


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held April 21, 1997

     The annual meeting of the shareholders of Hardwick Holding Company (the "Company") will be held on Friday, April 21,1997 at 4:00 p.m. Dalton, Georgia, time at the Northwest Georgia Trade and Convention Center, Room A-3, 2211 Dug Gap Battle Road, Dalton, Georgia 30720 for the purpose of considering and voting upon:

     1. The election of 11 directors to constitute the Board of Directors and to serve until the next annual meeting and until their successors are elected and qualified.

     2. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business
March 31, 1997, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A proxy solicited by the Board of Directors is enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

               By Order of the Board of Directors


               ______________________________________
               Michael Robinson, Secretary


Dalton, Georgia
March 31, 1997


                              PROXY

                     HARDWICK HOLDING COMPANY
                         Dalton, Georgia


WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, AND NOT REVOKED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICE SPECIFIED BELOW, AND IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, EXCEPT TO THE EXTENT AUTHORITY TO DO SO IS WITHHELD AS TO ANY ONE OR MORE DIRECTORS.

     The undersigned shareholders of Hardwick Holding Company
(the "Company") hereby appoint Kenneth E. Boring and James M. Boring, Jr., or either of them, with full power of substitution to each, the proxies of the undersigned to vote, as designated below, the shares of the undersigned at the annual meeting of shareholders to be held on April 21, 1997 and any adjournment thereof.

          (a)  THE ELECTION OF DIRECTORS

     _____ For all nominees listed below (except as marked to the contrary below).

     _____WITHHOLD AUTHORITY to vote for all nominees listed below.




Thomas H. Bond           Leon M. Ham III

James M. Boring, Jr.     David J. Lance

Kenneth E. Boring        Marshall R. Mauldin

Wayne R. Broaddus        Norman McCoy

Robert M. Chandler       Michael Robinson

Richard R. Cheatham

Hardwick Holding Company
Proxy-Annual Meeting
April 21, 1997
Page Two


     (b) IN ACCORDANCE WITH THEIR BEST JUDGMENT with respect to any other matters which may properly come before the meeting and any adjournment thereof.


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
PROPOSALS AS STATED ABOVE.

Please date and sign this Proxy exactly as your name appears below:

                              Dated: __________________,1997

                              ____________________________

                              ____________________________